Exhibit 23.1

<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
CONSENT OF MARTIN & PRITCHETT, P.A.

MARTIN & PRITCHETT, P.A.
17115 Kenton Drive, Suite  202A, Cornelius, North Carolina 28031
Telephone (704) 584-0268; Fax (704) 895-1528

November 8, 2006

Board of Directors
Elephant Talk Communications, Inc.
438 East Katella Avenue, Suite 217
Orange, California  92867

Re:       Post-Effective Amendment No. 1 to the Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,

/s/ Harold H. Martin
                                                                        Harold H. Martin
                                                                                    for
                                                                        Martin & Pritchett, P.A.